Exhibit 99.2

LiqTech International, Inc. Pre-Announces Record First Quarter 2019 Revenue and Profitability, Growing Order Backlog, and Intent to List on Nasdaq

For Immediate Release

BALLERUP, Denmark - March 28, 2019 - LiqTech International, Inc. (NYSE AMERICAN: LIQT) (“LiqTech”), a clean technology company that manufactures and markets highly-specialized filtration technologies, today announces that anticipated first quarter 2019 revenues of $7 million will be a new quarterly record for the Company. The Company also announces that it expects to be profitable for the first quarter 2019. Further, the Company announces that the current order backlog continues to grow, increasing from the 110 standardized systems reported on January 14, 2019. The Company also announces its intention to move the trading of its common stock to the Nasdaq Capital Market.

“I am very pleased with the progress that LiqTech has made over several years to position itself as a leader in the emerging marine scrubber industry,” commented Sune Mathiesen, CEO of LiqTech International. "We expect to report record quarterly revenues of approximately $7 million for first quarter 2019, with solid profitability. Further, we expect that second quarter 2019 revenue and operating profit will surpass that of the first quarter, driven largely by the continued ramp in shipments from current backlog of our standardized systems for the treatment of waste water from marine scrubbers. Our backlog of confirmed systems orders continues to grow, and I am pleased to note that our current backlog is well above the approximately 110 confirmed systems in backlog announced in January 2019 and the 50 systems announced in November 2018.”

“In addition to the current backlog, the Company expects to begin to deliver water treatment systems in 2019 under the Framework Agreement that was announced on October 1, 2018. And, the Company’s manufacturing operations remain on track to meet planned deliveries for 2019, with increased manufacturing capacity set to come online later this year.

“We are seeing a greater level of interest from institutional investors. Due to the many positive factors surrounding the improving performance of our business and as part of LiqTech’s evolution towards becoming a more established company, and to allow greater investor participation, the Company plans to move the trading of its shares from the NYSE American to the Nasdaq Capital Market in April 2019. We are excited about this development and the investment opportunity we believe it provides for shareholders,” concluded Mr. Mathiesen.

In conjunction with this announcement and the Company’s recent year-end financial results, the Company will hold a conference call today, Thursday, March 28, 2019 at 10:00am ET. Dial-in details are provided below.

Details Surrounding Nasdaq Listing and Reverse Stock Split

On March 26, 2019, the Company’s Board of Directors approved the decision to move the trading of the Company's common stock from the NYSE American to the Nasdaq Capital Market. The Board based its decision on the belief that the Nasdaq Capital Market is better suited for the Company’s industry and investors. The Company expects that its common stock will begin trading on the Nasdaq Capital Market on April 16, 2019.

The Company is also announcing a 1-for-4 reverse stock split of its common stock. The Company expects the common stock to begin trading on a split-adjusted basis on the NYSE American market at the opening of trading on April 9, 2019. The reverse stock split is being effected to ensure that the Company meets the per share price requirements of the Nasdaq Capital Market.

As a result of the reverse stock split, each four (4) pre-split shares of common stock outstanding will automatically combine into one (1) new share of common stock without any action on the part of the holders, and it is expected that the number of outstanding shares common stock will be reduced from approximately 73,078,184 shares to approximately 18,269,546 shares (subject to rounding up of fractional shares).

No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by 4, will, in lieu of a fractional share, be entitled the number of shares rounded up to the nearest whole share. The Company will issue one whole share of the post-reverse stock split common stock to any stockholder who otherwise would have received a fractional share as a result of the reverse stock split. As a result, no fractional shares will be issued in connection with the reverse stock split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the reverse stock split.

The Company’s transfer agent, Action Stock Transfer Corp., is also acting as the exchange agent for the reverse stock split. Stockholders of record who hold stock certificates and wish to exchange of their old certificates for new certificates should contact Action Stock Transfer Corp. at action@actionstocktransfer.com. Action Stock Transfer Corp. will issue a new stock certificate reflecting the reverse stock split to each requesting stockholder. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take action to effect the exchange of their share, as the effect of the reverse stock split will automatically be reflected in their brokerage accounts.

All book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock will be automatically adjusted. Those stockholders holding common stock in “street name” will receive instructions from their brokers.

The reverse stock split will not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s stock options and warrants to purchase shares of common stock, and the number of shares authorized and reserved for issuance will be reduced proportionately.

Conference Call Details

Date and Time: Thursday, March 28, 2019 at 10:00am ET

Call-in Information: Interested parties can access the conference call by dialing (833) 535-2206 or (412) 902-6741.

Replay: A teleconference replay of the call will be available until April 4, 2019 at (877) 344-7529 or (412) 317-0088, confirmation #10129355.

Transcript: A transcript of the call will be available on the investor relations section of the LiqTech website following the conclusion of the call at https://www.liqtech.com/investor-relations/.

About LiqTech International, Inc.

LiqTech International, Inc., a Nevada corporation, is a clean technology company that for more than a decade has developed and provided state-of-the-art technologies for gas and liquid purification using ceramic silicon carbide filters, particularly highly specialized filters for the control of soot exhaust particles from diesel engines and for liquid filtration. Using nanotechnology, LiqTech develops products using proprietary silicon carbide technology. LiqTech’s products are based on unique silicon carbide technology which facilitate new applications and improve existing technologies. LiqTech offers a wide range of filters and membranes for micro- and ultrafiltration, and by incorporating LiqTech’s SiC liquid membrane technology with the Company´s long-term systems design experience and capabilities, LiqTech offers solutions to the most difficult water pollution problems.

For more information, please visit www.liqtech.com

Follow LiqTech on Linkedln: http://www.linkedin.com/company/liqtech-international

Follow LiqTech on Twitter: https://twitter.com/LiqTech

Forward–Looking Statement

This press release contains “forward-looking statements.” Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties, including but not limited to risks that our expected revenues may change or that the expected Nasdaq listing or reverse split may not occur as planned. Such known and unknown risks that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in the reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Company Contact:

Sune Mathiesen, Chief Executive Officer

LiqTech International, Inc.
Phone: +45 5197 0908
www.liqtech.com

Investor Contact:

Robert Blum

Lytham Partners, LLC

Phone: (602) 889-9700

liqt@lythampartners.com

www.lythampartners.com